Kramer, Levin, Naftalis & Frankel
                                919 THIRD AVENUE
                          NEW YORK, N.Y. 10022 - 3852
                                (212) 715 - 9100


Arthur H. Aufses III     Richard Marlin                  Sherwin Kamin
Thomas D. Balliett       Thomas E. Molner                Arthur B. Kramer
Jay G. Baris             Thomas H. Moreland              Maurice N. Nessen
Saul E. Burian           Ellen R. Nadler                 Founding Partners
Barry Michael Cass       Gary P. Naftalis                     Counsel
Thomas E. Constance      Michael J. Nassau                    --------
Michael J. Dell          Michael S. Nelson               Martin Balsam
Kenneth H. Eckstein      Jay A. Neveloff                 Joshua M. Berman
Charlotte M. Fischman    Michael S.oberman               Jules Buchwald
David S. Frankel         Paul S. Pearlman                Rudolph De Winter
Marvin E. Frankel        Susan J. Penry-williams         Meyer Eisenberg
Alan R. Friedman         Bruce Rabb                      Arthur D. Emil
Carl Frischling          Allan E. Reznick                Maxwell M. Rabb
Mark J. Headley          Scott S. Rosenblum              James Schreiber
Robert M. Heller         Michele D. Ross                      Counsel
Philip S. Kaufman        Max J. Schwartz                      -------
Peter S. Kolevzon        Mark B. Segall                  M. Frances Buchinsky
Kenneth P. Kopelman      Judith Singer                   Debora K. Grobman
Michael Paul Korotkin    Howard A. Sobel                 Christian S. Herzeca
Kevin B. Leblang         Steven C. Todrys                Pinchas Mendelson
David P. Levin           Jeffrey S. Trachtman            Lynn R. Saidenberg
Ezra G. Levin            D. Grant Vingoe                 Jonathan M. Wagner
Larry M. Loeb            Harold P. Weinberger            Special Counsel
Monica C. Lord           E. Lisk Wyckoff, Jr.                 -------

                                                                    FAX
                                                              (212) 715-8000
                                                                    ---
                                                          WRITER'S DIRECT NUMBER
                                                              (212)715-9100
                                                              -------------

                                October 11, 1996


Cyber Digital, Inc.
400 Oser Avenue
Hauppauge, New York  11788

Re:      Registration Statement on Form SB-2

Ladies and Gentlemen:

                  We have acted as counsel to Cyber Digital, Inc., a New York corporation (the "Company"), in connection with the preparation and filing of a Registration Statement on Form SB-2 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), covering the sale by certain persons (the "Selling Securityholders") of up to 3,000,000 shares (the "Shares") of common stock, par value $.01 per share (the "Common Stock"), of the Company. The Shares covered by the Registration Statement include (i) shares of Common Stock that are issuable upon conversion of previously-issued shares of Series A Preferred Stock of the Company held by certain Selling Securityholders and up to an additional 633,857 shares of Common Stock that are issuable upon exercise of warrants to purchase Common Stock held by such Selling Securityholders and (ii) up to 190,156 shares of Common Stock that are issuable upon exercise of warrants to purchase Common Stock held by certain other Selling Securityholders.

                  As such counsel, we have examined such corporate records, certificates and other documents and such questions of law as we have considered necessary or appropriate for the purposes of this opinion. In rendering this opinion, we have (a) assumed (i) the genuineness of all signatures on all documents examined by us, (ii) the authenticity of all documents submitted to us as originals, and (iii) the conformity to original documents of all documents submitted to us as photostatic or conformed copies and the authenticity of the originals of such copies; and (b) relied on (i) certificates of public officials and (ii) as to matters of fact, statements and certificates of officers of the Company.

KRAMER, LEVIN, NAFTALIS & FRANKEL

Cyber Digital, Inc.
October 11, 1996
Page 2



                  We are attorneys admitted to the Bar of the State of New York, and we express no opinion as to the laws of any other jurisdiction other than the laws of the United States of America.

                  Based  upon  the  foregoing,  we are of the  opinion  that the shares of Common Stock being offered by the Selling Securityholders have been validly authorized and, when issued and sold in accordance with the terms and conditions described in the prospectus forming a part of the Registration Statement (the "Prospectus"), will be validly issued, fully-paid and non-assessable shares of Common Stock of the Company.


                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading "Legal Matters" in the Prospectus. In giving this consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

                                              Very truly yours,



                                              KRAMER, LEVIN, NAFTALIS & FRANKEL